                                                                     EXHIBIT 4.3

                           VITALSIGNS SOFTWARE, INC.

                             1996 STOCK OPTION PLAN

                  (AMENDED AND RESTATED AS OF AUGUST 6, 1998)


     1.   PURPOSE AND TYPES OF OPTIONS.  This 1996 Stock Option Plan (the
          ----------------------------
"PLAN") is intended to increase the incentives of, and encourage stock ownership
 ----
by, employees, consultants and other independent contractors (including members of the Company's Board of Directors who are not employees of the Company) providing services to VitalSigns Software, Inc., a Delaware corporation (the "COMPANY"), or to corporations which are or become subsidiary corporations of
--------
the Company. The term "subsidiary corporation" as used in this Plan shall have the meaning specified in Section 4.2 hereof. The Plan is intended to provide such employees and consultants and other independent contractors with a proprietary interest (or to increase their proprietary interest) in the Company, and to encourage them to continue their employment or engagement by the Company or its subsidiaries. Options granted pursuant to the Plan, at the discretion of the Company's Board of Directors ("BOARD"), may be either incentive stock
                                   -----
options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("INTERNAL REVENUE CODE"), or options that do not so qualify as
             ---------------------
incentive stock options and which are referred to herein as non-qualified stock options.

     2.   STOCK.  The capital stock subject to the Plan shall be shares of the
          -----
Company's authorized but unissued Common Stock ("COMMON STOCK") or treasury
                                                 ------------
shares of Common Stock. The maximum aggregate number of shares of Common Stock which may be issued under the Plan is Three Million Nine Hundred Forty-Eight Thousand Five Hundred (3,948,500), subject to adjustments pursuant to Section 8 hereof. In the event that any outstanding option under the Plan shall expire by its terms or is otherwise terminated for any reason (or if shares of Common Stock of the Company which are issued upon exercise of an option granted hereunder are subsequently reacquired by the Company pursuant to contractual rights of the Company under the particular stock option agreement), the shares of the Common Stock allocated to the unexercised portion of such option (or the shares so reacquired by the Company pursuant to the terms of the stock option agreement) shall again become available to be made subject to options granted under the Plan. Notwithstanding any other provision of this Plan, the aggregate number of shares of Common Stock subject to outstanding options granted under this Plan at any given time, plus the aggregate number of shares which have been issued upon exercise of all options granted under this Plan and which remain outstanding, shall never be permitted to exceed the maximum number of shares specified above in this Section 2 (subject to adjustments under Section 8).

     3.   ADMINISTRATION.  The Plan shall be administered by the Board.  The
          --------------
interpretation and construction by the Board of any provision of this Plan, or of any option granted pursuant hereto, shall be final, binding and conclusive. No member of the Board shall be liable to the Company or to any subsidiary or parent corporation, or to the holder of any option granted hereunder, for any action, inaction, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. Notwithstanding the foregoing, the Board shall have the authority to delegate some or all of its duties to administer this Plan and to exercise its powers hereunder to a committee ("COMMITTEE") appointed by the Board. For purposes of this Plan, all
            ---------
references herein to "Board" shall be deemed to also refer to any such Committee. Any Committee charged with administration of the Plan shall have all the powers and protections provided to the Board under this Plan until the Board shall revoke or restrict such powers or protections. More specifically, the Board, subject to compliance with the remaining provisions of this Plan, shall have the following powers and authority (which listing is provided by way of example and is not intended to be comprehensive or limiting to the extent of powers not included):
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1996 Stock Option Plan
VitalSigns Software, Inc.
Page 2

          3.1  SELECTION OF OPTIONEES.  To determine the persons providing
               ----------------------
services to the Company to whom, and the time or times at which, options to purchase Common Stock of the Company shall be granted;

          3.2  NUMBER OF OPTION SHARES.  To determine the number of shares of
               -----------------------
Common Stock to be subject to options granted to each such person;

          3.3  EXERCISE PRICE.  To determine the price to be paid for the shares
               --------------
of Common Stock upon the exercise of each option;

          3.4  TERM AND EXERCISE SCHEDULE.  To determine the term and the
               --------------------------
exercise schedule of each option;

          3.5  OTHER TERMS OF OPTIONS.  To determine the terms and conditions of
               ----------------------
each stock option agreement (which need not be identical) entered into between the Company and any person to whom the Board determines to grant an option;

          3.6  INTERPRETATION OF PLAN.  To interpret the Plan and to prescribe,
               ----------------------
amend and rescind rules and regulations relating to the Plan;

          3.7  AMENDMENT OF OPTIONS.  With the consent of the holder thereof, to
               --------------------
modify or amend any option granted under the Plan; and

          3.8  GENERAL AUTHORITY.  To take such actions and make such
               -----------------
determinations deemed necessary or advisable by the Board for the administration of the Plan, subject to complying with the Plan and with applicable legal requirements.

     4.   ELIGIBILITY AND AWARD OF OPTIONS.
          --------------------------------

          4.1  AUTHORITY TO GRANT AND ELIGIBILITY.  The Board shall have full
               ----------------------------------
and final authority, in its discretion and at any time and from time to time during the term of this Plan, to grant or authorize the granting of options to such officers, directors and employees of, and consultants and other independent contractors retained by, the Company or its subsidiary corporations as it may select, and to determine the number of shares of Common Stock to be subject to each option. Any individual who is eligible to receive a stock option under this Plan shall be eligible to hold more than one option at any given time, in the discretion of the Board. The Board shall have full and final authority in its discretion to determine, in the case of employees (including employees that are officers or directors), whether such options shall be incentive stock options or non-qualified stock options; however, no incentive stock option may be granted to any person who is not a bona fide employee of the Company or of a subsidiary corporation of the Company. Persons selected by the Board who are prospective employees of, or consultants or other independent contractors to be retained by, the Company or its subsidiaries, including members of the Board, shall be eligible to receive non-qualified stock options; provided, however, that in the case of such prospective employment or other engagement, the exercisability of such options shall be
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1996 Stock Option Plan
VitalSigns Software, Inc.
Page 3

subject in each case to such person in fact becoming an employee or consultant or other independent contractor, as applicable, of the Company or its subsidiaries.

          4.2  CERTAIN RESTRICTIONS APPLICABLE TO STOCK OPTIONS.  No incentive
               ------------------------------------------------
stock option shall be granted to any employee who, at the time such incentive stock option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of outstanding capital stock of the Company, or of any parent corporation or subsidiary corporation of the Company, unless the exercise price (as provided in Section 5.1 hereof) is not less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date the incentive stock option is granted and the period within which the incentive stock option may be exercised (as provided in Section 5.2 hereof) does not exceed five (5) years from the date the incentive stock option is granted. As used in this Plan, the terms "PARENT CORPORATION" and
                                              ------------------
"SUBSIDIARY CORPORATION" shall have the meanings set forth in Sections 424(e)
-----------------------
and (f), respectively, of the Internal Revenue Code.  For purposes of this
Section 4.2, in determining stock ownership, an employee shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries, as applicable. Additionally, for purposes of this Section 4.2, outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option to the employee. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options held by the employee or by any other person. Additionally, the aggregate fair market value (determined as of the date an option is granted) of the Common Stock with respect to which incentive stock options granted are exercisable for the first time by an employee during any one calendar year (under this Plan and under all other incentive stock option plans of the Company and of any parent or subsidiary corporation) shall not exceed One Hundred Thousand Dollars ($100,000). If the aggregate fair market value (determined as of the date an option is granted) of the Common Stock with respect to which incentive stock options granted are exercisable for the first time by an employee during any calendar year exceeds One Hundred Thousand Dollars ($100,000), the options for the first One Hundred Thousand Dollars ($100,000) worth of shares of Common Stock to become exercisable in such calendar year shall be incentive stock options and the options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year shall be non-qualified stock options. In the event that the Internal Revenue Code or the regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit on the fair market value of shares of Common Stock permitted to be subject to incentive stock options, such different limit shall be automatically incorporated herein and shall apply to options granted after the effective date of such amendment.

          4.3  DATE OF GRANT.  The date on which an option shall be granted
               -------------
shall be stated in each option agreement and shall be the date of the Board's authorization of such grant or such later date as may be set by the Board at the time such grant is authorized.

     5.   TERMS AND PROVISIONS OF OPTION AGREEMENTS.  Each option granted under
          -----------------------------------------
the Plan shall be evidenced by a stock option agreement between the person to whom the option is granted and the Company. Each such agreement shall be subject to the following terms and conditions, and to such other terms and conditions not inconsistent herewith as the Board may deem appropriate in each case:
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1996 Stock Option Plan
VitalSigns Software, Inc.
Page 4

          5.1  EXERCISE PRICE.  The price to be paid for each share of Common
               --------------
Stock upon the exercise of an option shall be determined by the Board at the time the option is granted; provided however that (1) no non-qualified stock option shall have an exercise price less than eighty-five percent (85%) of the fair market value of the Common Stock on the date the option is granted; (2) no incentive stock option shall have an exercise price less than one hundred percent (100%) of the fair market value of the Common Stock on the date the option is granted; and (3) all incentive stock options granted to the ten percent (10%) stockholders shall have the exercise price set at not less than one hundred ten percent (110%) of fair market value at the date of the grant, as provided in Section 4.2 hereof. For all purposes of this Plan, the fair market value of the Common Stock on any particular date shall be the closing price on the trading day immediately preceding that date on the principal securities exchange on which the Company's Common Stock is listed, or, if such Common Stock is not then listed on any securities exchange, the fair market value of the Common Stock on such date shall be the mean of the closing bid and asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") on the trading day immediately preceding such date.
                   ------
In the event that the Company's Common Stock is neither listed on a securities exchange nor quoted by NASDAQ, then the Board shall in good faith determine the fair market value of the Company's Common Stock on such date, with such determination being based upon factors considered relevant in determining the Company's fair value; provided, however, that any individual form of option agreement may provide for alternative means of valuation for the purpose of repurchase at fair market value of shares acquired.

          5.2  TERM OF OPTIONS.  The period or periods within which an option
               ---------------
may be exercised shall be determined by the Board at the time the option is granted, but no exercise period shall exceed ten (10) years from the date the option is granted (or five (5) years in the case of any stock option granted to a ten percent (10%) stockholder as described in Section 4.2 hereof).

          5.3  EXERCISABILITY.  Stock options granted under this Plan shall be
               --------------
exercisable at such future time or times (or may be fully exercisable upon grant), whether or not in installments, as shall be determined by the Board and provided in the form of stock option agreement, subject, however, to the requirement that all options granted under this Plan shall provide a right to exercise that accrues at a rate of at least twenty percent (20%) of the number of shares subject to the option for each year after the date of grant (i.e., at a rate so as to become fully exercisable at the end of five (5) years). Likewise, to the extent that options are immediately exercisable and shares purchased thereunder have vesting schedules such that the Company is entitled to repurchase at original exercise price a portion of the shares so acquired, all such option agreements shall provide for the lapsing of such purchase rights at a rate of at least twenty percent (20%) of the number of shares subject to the option for each year after the date of grant. Notwithstanding any other provisions of this Plan, no option may be exercised after the expiration of ten
(10) years from the date of grant.

          5.4  METHOD OF PAYMENT FOR COMMON STOCK UPON EXERCISE.  Except as
               ------------------------------------------------
otherwise provided in the applicable stock option agreement (subject to the limitations of this Plan), the exercise price for each share of Common Stock purchased under an option shall be paid in full in cash at the time of purchase (or by check acceptable to the Board). At the discretion of the Board, the stock option agreement may provide for (or the Board may permit) the exercise price to be paid by one or more of the following additional alternative methods:
(i) the surrender of shares of the Company's Common Stock, in
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1996 Stock Option Plan
VitalSigns Software, Inc.
Page 5

proper form for transfer, owned by the person exercising the option and having a fair market value on the date of exercise equal to the exercise price, provided that such shares (a) have been outstanding for more than six (6) months and have been paid for within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "SECURITIES ACT") (and, if such shares
                                         --------------
were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (b) were obtained by the optionee in the public market, (ii) to the extent permitted under the applicable provisions of the Delaware General Corporation Law, the delivery by the person exercising the option of a full recourse promissory note executed by such person, bearing interest at a per annum rate which is not less than the "test rate" as set by the regulations promulgated under Sections 483 or 1274, as applicable, of the Internal Revenue Code and as in effect on the date of exercise, or (iii) any combination of cash, shares of Common Stock or promissory notes, so long as the sum of the cash so paid, plus the fair market value of the shares of Common Stock so surrendered and the principal amounts of the promissory notes so delivered, is equal to the aggregate exercise price. Without limiting the generality of the foregoing, the form of option agreement may provide (or the Board may otherwise permit, in its discretion) that the option be exercised through a "net issue" exercise procedure (cash-less exercise), whereby the optionee may elect to receive shares of the Company's Common Stock having an aggregate fair market value at the date of exercise equal to the net value of the portion of the option so exercised as of the exercise date. For purposes of the foregoing, the net value of any option (or portion thereof) as of such exercise date shall be equal to the aggregate fair market value of the shares subject to the option (or portion thereof being exercised) less the aggregate exercise price of the option (or portion thereof). In such event the Company shall issue to the optionee a number of shares of the Company's Common Stock having a fair market value as of the date of exercise equal to the net value of the option (or portion thereof being exercised). No share of Common Stock shall be issued under any option until full payment therefor has been made in accordance with the terms of the stock option agreement (and in compliance with the Plan). Notwithstanding the foregoing, an Option may not be exercised by surrender to the Company of shares of the Company's Common Stock to the extent such surrender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's Common Stock. Additionally, if permitted by the form of stock option agreement, or at the Board's discretion, any promissory note may permit the payment of principal and interest accruing thereunder by surrender of shares of the Company's Common Stock, in proper form for transfer, and having a fair market value on the date of payment and surrender equal to the dollar amount to be applied to principal and accrued interest thereunder.

          5.5  NON-ASSIGNABILITY.  No stock option granted under the Plan shall
               -----------------
be assignable or transferable by an optionee except by will or the laws of descent and distribution, unless such assignment or transfer is approved by the Board of Directors at the time of the grant of the option, and each stock option granted under the Plan shall be exercisable only by the optionee (or any approved assignee) during his or her lifetime.

          5.6  TERMINATION OF EMPLOYMENT PROVISIONS APPLICABLE TO STOCK OPTIONS.
               ----------------------------------------------------------------
Each stock option agreement shall comply with the following provisions relating to early termination of the option based upon termination of the employee's employment with the Company:
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1996 Stock Option Plan
VitalSigns Software, Inc.
Page 6

          5.6.1  DEATH.  Upon the death of an employee of the Company, any
                 -----
stock option which such employee holds may be exercised, to the extent it was vested and exercisable as of the date of death, within such period after the date of death as the Board shall prescribe in the stock option agreement (but not less than six (6) months nor more than twelve (12) months after death), by the employee's representative or by the person entitled thereto under the employee's will or the laws of intestate succession. If the option is not so exercised in accordance with the foregoing, it shall terminate upon the expiration of such prescribed period.

          5.6.2  DISABILITY.  If the employee's employment with the Company
                 ----------
is terminated because of the disability of the employee, any stock option which the employee holds may be exercised by the employee or the employee's estate within such period after the date of termination of employment resulting from such disability (but not less than six (6) months nor more than twelve (12) months after termination by reason of disability) as the Board shall prescribe in the stock option agreement, to the extent such option would otherwise be vested and exercisable on the date of such termination. If the option is not so exercised in accordance with the foregoing, it shall terminate upon the expiration of such prescribed period, unless the employee dies prior thereto, in which event the employee shall be treated as though his or her death occurred on the date of termination resulting from such disability and the provisions of
Section 5.6.1 hereof shall apply.

          5.6.3  TRANSFER TO RELATED CORPORATION.  In the event that an
                 -------------------------------
employee of the Company leaves the employ of the Company to become an employee of any parent or subsidiary corporation of the Company, or if the employee leaves the employ of any such parent or subsidiary corporation to become an employee of the Company or of another parent or subsidiary corporation, such employee shall be deemed to continue as an employee of the Company for all purposes of this Plan, and any reference to employment by the Company shall also be deemed to refer to employment by any parent or subsidiary of the Company.

          5.6.4  OTHER SEVERANCE.  In the event an employee of the Company
                 ---------------
leaves the employ of the Company for any reason other than as set forth above in this Section 5.6, any stock option which such employee holds must be exercised, to the extent it was vested and exercisable at the date such employee left the employ of the Company, not later than three (3) months after the date on which the employee's employment terminates (or such shorter period as may be prescribed in the option agreement, the minimum specified period being thirty
(30) days). The stock option shall terminate upon the expiration of such prescribed period. In the event that an employee of the Company leaves the employ of the Company for any reason other than as set forth above in this
Section 5.6, any non-qualified stock option which such employee holds shall terminate in accordance with such provisions as the Board deems appropriate with respect to termination prior to normal expiration upon termination of employment.

          5.6.5  EFFECT OF TERMINATION OF ENGAGEMENT OF NON-EMPLOYEES ON
                 -------------------------------------------------------
NON-QUALIFIED STOCK OPTIONS.  The Board, in its discretion, may provide in each
---------------------------
non-qualified stock option agreement issued to a consultant, non-employee Director or other independent contractor retained by the Company such provisions as the Board deems appropriate with respect to whether, and if so when, the option (or any portion thereof) shall be terminated prior to normal expiration (or otherwise affected) upon any termination of the optionee's engagement as a consultant or other independent contractor
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1996 Stock Option Plan
VitalSigns Software, Inc.
Page 7

providing services to the Company. Any reference in this Plan to services of a consultant or other independent contractor to the Company shall be deemed (for all purposes of this Plan) to mean and include the existence of a consulting or other independent contractor relationship with any parent corporation or subsidiary corporation of the Company.

          5.7  ALL OPTIONS SUBJECT TO TERMS OF THIS PLAN.  In addition to the
               -----------------------------------------
provisions contained in any option agreement granted under this Plan, each such stock option agreement shall provide that the same is subject to the terms and conditions of this Plan and each optionee shall be given a copy of this Plan. Further, any terms or conditions contained in any such stock option agreement granted hereunder which are inconsistent in any respect with the provisions of this Plan shall be disregarded and void, or shall be deemed amended to the extent necessary to comply with the provisions of this Plan and the intent of the Board.

          5.8  OTHER PROVISIONS.  Option agreements under the Plan shall contain
               ----------------
such other provisions, including, without limitation: (i) restrictions and conditions upon the exercise of the option, (ii) rights of first refusal in favor of the Company (or its assignees) applicable to shares of Common Stock acquired upon exercise of an option which are subsequently proposed to be transferred by the optionee, (iii) lock-up agreements (applicable in the event of the public offering of the Common Stock of the Company) restricting an optionee from any sales or other transfers of option stock for a designated period of time following the effective date of a registration statement under the Securities Act, (iv) other restrictions on the transferability or right to retain shares of the Common Stock received upon the exercise of the option, including repurchase rights at original cost based on a vesting schedule, (v) commitments to pay cash bonuses, make loans or transfer other property to an optionee upon exercise of any option, and (vi) restrictions required by federal and applicable state securities laws, all as the Board shall deem necessary or advisable; provided that no such additional provision shall be inconsistent with any other term or condition of this Plan and no such additional provision shall cause any incentive stock option granted pursuant to this Plan to fail to qualify as an incentive stock option under Section 422 of the Internal Revenue Code. Without limiting the generality of the foregoing, the Board may provide in the form of stock option agreement that, in lieu of an exercise schedule, the option may immediately be exercisable in full and provide a "vesting schedule" with respect to the stock so purchased, giving the Company (or its assignees) the right to repurchase the shares of Common Stock at cost (or some other specified amount) to the extent such shares have not become vested upon any termination of the optionee's employment or other engagement with the Company, which vesting may depend upon or be related to the attainment of performance goals or other conditions (such as the passage of stated time periods) pursuant to which the obligation to resell such shares to the Company shall lapse.

     6.   SECURITIES LAW REQUIREMENTS.  The Board shall require any potential
          ---------------------------
optionee, as a condition of the exercise of an option, to represent and establish to the satisfaction of the Board that all shares of Common Stock to be acquired upon the exercise of such option will be acquired for investment and not for resale. No shares of Common Stock shall be issued upon the exercise of any option unless and until: (i) the Company and the optionee have satisfied all applicable requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, (ii) any applicable listing requirement of any stock exchange on which the Company's Common Stock is listed has been satisfied, and (iii) all other applicable provisions of state and federal law have been satisfied. The Board shall cause such
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1996 Stock Option Plan
VitalSigns Software, Inc.
Page 8

legends to be placed on certificates evidencing shares of Common Stock issued upon exercise of an option as, in the opinion of the Company's counsel, may be required by federal and applicable state securities laws.

     7.   WITHHOLDING TAXES.  The exercise of any option granted under this Plan
          -----------------
shall be conditioned upon the optionee's payment to the Company of all amounts (in addition to the exercise price) required to meet federal, state, local or foreign taxes of any kind required by law to be withheld with respect to shares to be issued on exercise of such option. The Board, in its discretion, may declare cash bonuses to an optionee to satisfy any such withholding requirements or may incorporate provisions in the form of stock option agreement allowing (or after grant of the option may permit, in its discretion) an optionee to satisfy any such withholding obligations, in whole or in part, by delivery of shares of the Company's Common Stock already owned by the optionee and which are not subject to repurchase, forfeiture, vesting or other similar requirements or restrictions. The fair market value of any such shares used to satisfy such withholding obligations shall be determined as of the date the amount of tax to be withheld is to be determined. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee (whether regular salary, commissions, or otherwise) any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options granted under the Plan.

     8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.
        ----------------------------------------------------

          8.1  STOCK SPLITS AND SIMILAR EVENTS.  Subject to any required action
               -------------------------------
by the Board and stockholders, the number of shares of Common Stock covered by outstanding options granted under this Plan and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or combination of such shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

          8.2  MERGERS AND ACQUISITIONS.  Subject to any required action by the
               ------------------------
Board and stockholders, if the Company shall be the surviving corporation in any merger or consolidation which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning, directly or indirectly, at least a majority of the beneficial interest in the outstanding voting securities of the surviving corporation or its parent corporation (determined immediately after such merger or consolidation), the options granted under this Plan shall pertain and apply to the securities or other property to which a holder of the number of shares subject to the unexercised portion of such options would have been entitled. A dissolution or liquidation of the Company or a sale of all or substantially all its business and assets or a merger or consolidation which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning, directly or indirectly, less than a majority of the beneficial interest in the outstanding voting securities of the surviving corporation or its parent corporation (determined immediately after such merger or consolidation) will cause the options granted hereunder to
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1996 Stock Option Plan
VitalSigns Software, Inc.
Page 9

terminate, unless the agreement of such sale, merger, consolidation or other acquisition otherwise provides.

          8.3  BOARD'S DETERMINATION FINAL AND BINDING UPON OPTIONEES.  The
               ------------------------------------------------------
foregoing determinations and adjustments in this Section 8 relating to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. The Company shall give notice of any such adjustment or action to each optionee; provided, however, that any such adjustment or action shall be effective and binding for all purposes, whether or not such notice is given or received.

          8.4  NO FRACTIONS OF SHARES.  Fractions of shares shall not be issued
               ----------------------
by the Company. Instead, such fractions of shares shall either be paid in cash at fair market value or shall be rounded up or down to the nearest share, as determined by the Board.

          8.5  NO RIGHTS EXCEPT AS EXPRESSLY STATED.  Except as hereinabove
               ------------------------------------
expressly provided in this Section 8, no additional rights shall accrue to any optionee by reason of any subdivision or combination of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or of stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to options granted hereunder.

          8.6  NO LIMITATIONS ON COMPANY'S DISCRETION.  The grant of options
               --------------------------------------
under this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     9.   NO ADDITIONAL EMPLOYMENT RELATED RIGHTS OR BENEFITS.
          ---------------------------------------------------

          9.1  NO SPECIAL EMPLOYMENT RIGHTS.  Nothing contained in this Plan or
               ----------------------------
in any option granted hereunder shall confer upon any optionee any right with respect to the continuation of his or her employment or other engagement by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such employment or consulting or other relationship or to increase or decrease the compensation of any optionee. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of an optionee's employment or other engagement shall be determined by the Board.

          9.2  OTHER EMPLOYEE BENEFITS.  The amount of any compensation deemed
               -----------------------
to be received by any employee or consultant as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employment (or other engagement) related benefits of such optionee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan,

1996 Stock Option Plan
VitalSigns Software, Inc.
Page 10

except as otherwise specifically determined by the Board or as expressly provided for in the option agreement. The granting of an option shall impose no obligation upon the optionee to exercise such option.

     10.  RIGHTS AS A STOCKHOLDER AND ACCESS TO INFORMATION.  No optionee and no
          -------------------------------------------------
person claiming under or through any such optionee shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any of the shares issuable upon the exercise of any option granted under this Plan, unless and until the option is properly and lawfully exercised and a certificate representing the shares so purchased is duly issued to the optionee or to his or her estate. No adjustment shall be made for dividends or any other rights if the record date relating to such dividend or other right is before the date the optionee became a stockholder. Holders of options granted under this Plan shall be provided annual financial statements. Upon written request to the Secretary of the Company, any optionee shall be entitled to inspect, at the executive offices of the Company, the information made available to stockholders of the Company pursuant to Section 220 or any other applicable provision of the Delaware General Corporation Law. The Company shall deliver to each optionee during the period for which he or she has one or more options outstanding, copies of all annual reports and other information which are provided to all stockholders of the Company, except the Company shall not be required to deliver such information to key employees whose duties in connection with the Company assure their access to equivalent information.

     11.  MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.  Subject to the
          ----------------------------------------------
limitations of this Plan, the Board may modify, extend or renew outstanding options granted under the Plan. Furthermore, the Board may, subject to the other provisions of this Plan, upon the cancellation of previously granted options having higher per share exercise prices, regrant options at a lower price; provided, however, that no such modification or cancellation and regrant of an option shall, without the written consent of the optionee, alter or impair any rights of the optionee under any option previously granted under the Plan.

     12.  USE OF PROCEEDS.  The proceeds received from the sale of shares of the
          ---------------
Common Stock upon exercise of options granted under the Plan shall be used for general corporate purposes.

     13.  RESERVATION OF SHARES.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan and all options issued hereunder.

     14.  TERM OF PLAN.
          ------------

          14.1  EFFECTIVE DATES.  The Plan became effective when adopted by the
                ---------------
Board on December 17, 1996, but no stock option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders by the vote of the holders of a majority of the outstanding shares of the Company present and entitled to vote at a duly held meeting of the Company's stockholders (or by consent of the holders of the outstanding shares of the Company entitled to vote) in accordance with the requirements of the Company's Bylaws and the Delaware General Corporation Law. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, any incentive stock options previously granted under the Plan shall

1996 Stock Option Plan
VitalSigns Software, Inc.
Page 11

become non-qualified options and no further incentive stock options shall be granted. Subject to the foregoing limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         14.2  TERMINATION.  Unless sooner terminated in accordance with Section
               -----------
15, the Plan shall terminate upon the earlier of: (i) the close of business on the last business day preceding the tenth (10th) anniversary of the date of the Plan's adoption by the Board, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to options granted under the Plan and none of such shares shall remain subject to contractual repurchase rights of the Company pursuant to "vesting" or other similar provisions. If the date of termination is determined under clause (i) above, then any options outstanding on such date shall continue to have force and effect in accordance with the provisions of the option agreements evidencing such options.

     15.  EARLY TERMINATION AND AMENDMENT OF THE PLAN.  The Board may from time
          -------------------------------------------
to time suspend or terminate the Plan or revise or amend it; provided, however, that, without the approval of the Company's stockholders (except as to 15.1 below, which also requires the consent of the affected optionees) at a duly held meeting of the Company's stockholders by the vote of a majority of the shares present and entitled to vote (or by written consent of the holders entitled to vote) in compliance with the requirements of the Company's Bylaws and the Delaware General Corporation Law, no such action of the Board shall:

         15.1  MODIFICATIONS OF OUTSTANDING OPTIONS.  Without the consent of
               ------------------------------------
each affected optionee, alter or impair any rights of an optionee under any option previously granted under the Plan;

         15.2  INCREASES IN NUMBER OF SHARES SUBJECT TO THE PLAN.  Increase the
               -------------------------------------------------
aggregate number of shares of the Common Stock which may be issued upon exercise of options granted under the Plan (except for adjustments made pursuant to Section 8 hereof);

         15.3  CHANGES IN ELIGIBILITY.  Change the designation of employees
               ----------------------
eligible to receive incentive stock options under the Plan;

         15.4  PLAN DURATION.  Extend the termination date beyond that provided
               -------------
in Section 14.2;

         15.5  CHANGES NOT APPROVED BY LEGAL COUNSEL.  Otherwise amend or modify
               -------------------------------------
the Plan (or outstanding options) under circumstances where stockholder approval is considered necessary in the opinion of legal counsel to the Company; or

         15.6  CHANGES TO THIS SECTION.  Amend this Section 15 to defeat its
               -----------------------
purposes.